Exhibit 99.1
News Release

Magma Reports First-Quarter Financial Results
Reaffirms Fiscal Year 2012 Guidance

SAN JOSE, Calif., Aug. 25, 2011 -- Magma® Design Automation Inc. (Nasdaq: LAVA) a provider of chip design software, today reported revenue of $35.3 million for its fiscal 2012 first quarter, ended July 31, 2011, up 8 percent from the $32.6 million reported in the year-ago first quarter.

"In the first quarter, we continued to provide the most integrated and differentiated products that enable our customers to cost effectively design the most complex SoCs," said Rajeev Madhavan, Magma Chairman and Chief Executive Officer. "While revenue came in just below the bottom end of our guidance range, we achieved our operating margin and EPS guidance for the quarter. The positive reaction we experienced at June's Design Automation Conference to our Silicon One initiative indicates we are on the right track in providing leading edge semiconductor design solutions to our customers. Additionally, we continue to see strong design activity in the customer base which is a solid indicator of the health of the EDA market."
GAAP Results
In accordance with generally accepted accounting principles (GAAP), Magma reported a net loss of $(0.1) million, or $(0.00) per share (basic and diluted), for the first quarter, compared to a net loss of $(3.3) million, or $(0.06) per share (basic and diluted), for the year-ago first quarter.

Non-GAAP Results
Magma's non-GAAP net income was $5.1 million for the quarter, or $0.07 per share (basic and diluted), which compares to non-GAAP net income of $2.9 million, or $0.06 per share (basic) and $0.05 per share (diluted), for the year-ago first quarter.

Non-GAAP net income for the first quarter of fiscal 2012 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt premium accretion, charges associated with equity and other investments, restructuring charges, other legal and accounting costs related to a special investigation, and the related provision for income taxes. Non-GAAP net income for the first quarter of fiscal 2011 excludes the effects of amortization of developed technology, amortization of intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, loss on extinguishment of debt, charges associated with equity and other investments, restructuring charges and the related provision for income taxes. A reconciliation of our GAAP to non-GAAP results is included in this press release.

In the first quarter, Magma generated cash flow from operations of approximately $4.0 million.

Business Outlook
For Magma's fiscal 2012 second quarter, ending Oct. 30, 2011, the company expects total revenue in the range of $37.5 million to $38.0 million. GAAP net loss per share is expected to be in the range of $(0.01) to $0.00 and non-GAAP earnings per share (EPS) are expected to be in the range of $0.08 to $0.09.

For Magma's fiscal 2012, ending April 29, 2012, the company expects total revenue in the range of $158.0 million to $160.0 million. GAAP earnings per share is expected to be in the range of $0.04 to $0.06 and non-GAAP earnings per share (EPS) are expected to be in the range of $0.38 to $0.40.

A schedule showing a reconciliation of the projected GAAP to non-GAAP EPS results is included in this release. A Financial Data Supplement containing additional second quarter and full fiscal year 2012 guidance, as well as detailed financial information intended to provide guidance and further insight into our business is available on-line in the Investor Relations section of the Magma website.

Presentation and Disclosure of Revenue
For the first quarter of fiscal 2012, revenue and cost of revenue is reported in Magma's Condensed Consolidated Statement of Operations in two categories: Licenses and Services. Previously, revenue and cost of revenue was reported in three categories: Licenses, Bundled licenses and services, and Services. Magma management has concluded that the results of the Bundled Licenses and Services category of revenue do not indicate a material trend in the historical or future performance of its operations. Bundled licenses and services revenue and cost of revenue are divided into their component parts and included with either Licenses or Services. Presentation of prior period revenue and cost of revenue has been adjusted to conform with the current period.

GAAP Reconciliation
Magma provides non-GAAP financial information to assist investors in assessing its current and future operations in the way that Magma's management evaluates those operations. Magma believes that this non-GAAP information is useful to investors by excluding the effect of some expenses that are required to be recorded under GAAP but that Magma believes are not indicative of Magma's core operating results, or that are expected to be incurred over a limited period of time.

Magma's management evaluates and makes operating decisions about its business operations primarily based on bookings, revenue and the core costs of those business operations. Management believes that the amortization of developed technology and intangible assets, stock-based compensation, amortization of debt issuance costs and debt discount/premium accretion, fees for the conversion or extinguishment of debt, charges associated with equity and other investments, acquisition-related expenses, restructuring charges and the related provision for income taxes, and other significant unusual items are not operating costs of its core software and service business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items affected are as follows: (1) cost of revenue, licenses; (2) cost of revenue, services; (3) operating expenses, research and development; (4) operating expenses, sales and marketing; (5) operating expenses, general and administrative; (6) operating expenses, amortization of intangible assets; (7) operating expenses, restructuring charge; (8) other income (expense), net; (9) provision for income taxes and (10) net income (loss) per share.

For each such non-GAAP financial measure, the adjustment provides management with information about Magma's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Magma does not acquire businesses on a predictable cycle, management excludes acquisition-related charges, such as amortization of intangible assets, to make more consistent and meaningful evaluations of Magma's operating expenses. Similarly, since Magma does not undertake significant restructuring or realignments on a predictable cycle, management would have difficulty evaluating Magma's profitability as measured by gross profit, operating profit, income before taxes and net income on a period-to-period basis unless it excluded these charges. Management also uses these measures to help it make budgeting decisions between those expenses that affect operating expenses and operating margin (such as research and development, sales and marketing, and general and administrative expenses), and those expenses that affect cost of revenue and gross margin (such as product development expenses).

Further, the availability of non-GAAP financial information helps management track actual performance relative to financial targets, including both internal targets and publicly announced targets. Making this non-GAAP financial information available also helps investors compare Magma's performance with the announced operating results of its principal competitors, which regularly provide similar non-GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining whether some types of charges, such as stock-based compensation relating to stock grants and acquisition-related charges, should be excluded from non-GAAP financial measures. Management believes, however, that providing this non-GAAP financial information facilitates consistent comparison of Magma's financial performance over time. Magma has historically provided non-GAAP results to the investment community, not as an alternative but as a supplement to GAAP information, to enable investors to evaluate Magma's core operating performance in the way that management does.

Conference Call
Magma will discuss the financial results for the recently completed quarter and year, along with forward-looking guidance, during a live earnings call today at 2 p.m. PDT, available live by both webcast and telephone. To listen live via webcast, visit the Investor Relations section of Magma's website at http://investor.magma-da.com/medialist.cfm. To listen live via telephone, call either of the numbers below:

U.S. & Canada:    (877) 303-3205
Elsewhere:    (678) 894-3026

Following completion of the call, a webcast replay of the call will be available at http://investor.magma-da.com/medialist.cfm through Sept. 1, 2011. Those without Internet access may listen to a replay of the call by telephone until 11:59 p.m. PDT on Sept. 1, 2011 by calling:
U.S. & Canada:    (855) 859-2056, code #88794926
Elsewhere:    (404) 537-3406, code #88794926

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements in the “Business Outlook” section and in quotations from Magma's management. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from Magma's current expectations. Factors that could cause or contribute to such differences include, but are not limited to: the substantial amount of Magma's indebtedness, which could adversely affect our financial position; our ability to generate sufficient operating cash flow or alternatively obtain external financing; customer payment defaults that may cause us to be unable to recognize revenue from backlog, and changes in the type of orders comprising backlog that could affect the proportion of revenue recognized from backlog each quarter, which could have a material adverse effect on our financial condition and results of operations; our reliance on a small number of customers for a significant portion of our revenue, which could cause our revenue to decline if these customers delay orders or fail to renew licenses or if we are unable to maintain or develop relationships with current or potential customers; actions by our competitors that hold a large share of the electronic design automation (EDA) market and increasing competition among EDA vendors as customers tightly control their EDA spending and use fewer vendors to meet their needs; weaker-than-anticipated sales of Magma's products and services; weakness in the semiconductor or electronic systems industries; a potential failure of customers to adopt, or to adopt at a sufficiently fast rate, 65-nanometer and smaller design geometries on a large scale; Magma's ability to integrate acquired businesses and technologies and keep pace with evolving technology standards; potentially higher-than-anticipated costs of litigation related to patent infringement and other intellectual property claims; potentially higher-than-anticipated costs of compliance with regulatory requirements, including those relating to internal control over financial reporting; the ability to manage expanding operations; the ability to attract and retain the key management and technical personnel needed to operate Magma successfully; the ability to continue to deliver competitive products to customers; and changes in accounting rules. Further discussion of these and other potential risk factors may be found in Magma's public filings with the Securities and Exchange Commission (www.sec.gov), including its Form 10-K for the fiscal year ended May 1, 2011. Magma undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

About Magma
Leading semiconductor companies worldwide use Magma's electronic design automation (EDA) software to produce chips for a wide variety of vertical markets including tablet computing, mobile devices, electronic games, digital video, networking, military/aerospace and memory. Silicon One, Magma's technology solutions for emerging silicon, address time to market, product differentiation, cost and performance while making silicon more profitable. Magma products include software for digital design, analog implementation, mixed-signal design, physical verification, circuit simulation, characterization and yield management. The company maintains headquarters in San Jose, Calif., and offices throughout North America, Europe, Japan, Asia and India. Magma's stock trades on Nasdaq under the ticker symbol LAVA. Follow Magma on Twitter at www.Twitter.com/MagmaEDA and on Facebook at www.Facebook.com/Magma. Visit Magma Design Automation on the Web at www.magma-da.com.

MAGMA DESIGN AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	July 31, 2011	May 1, 2011
ASSETS
Current assets:
Cash and cash equivalents	$51,101	$47,088
Accounts receivable, net	14,450	35,530
Prepaid expenses and other current assets	5,343	3,915
Total current assets	70,894	86,533
Property and equipment, net	5,977	6,066
Intangibles, net	2,953	3,691
Goodwill	7,415	7,415
Other assets	2,870	2,767
Total assets	$90,109	$106,472

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,954	$3,697
Accrued expenses	9,697	14,160
Current portion of term debt	3,750	3,750
Current portion of other long-term liabilities	1,234	1,199
Deferred revenue	20,975	34,390
Total current liabilities	38,610	57,196
Long-term portion of term debt	18,250	19,188
Convertible notes, net of premium	3,384	3,395
Long-term tax liabilities	1,746	1,703
Other long-term liabilities	1,154	1,270
Total liabilities	63,144	82,752
Stockholders' equity:
Common stock	7	7
Additional paid-in capital	450,566	447,328
Accumulated deficit	(387,188)	(387,087)
Treasury stock at cost	(32,615)	(32,615)
Accumulated other comprehensive loss	(3,805)	(3,913)
Total stockholders' equity	26,965	23,720
Total liabilities and stockholders' equity	$90,109	$106,472

MAGMA DESIGN AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	July 31, 2011	August 1, 2010
Revenue:*
Licenses*	$26,557	$24,305
Services*	8,749	8,251
Total revenue	35,306	32,556
Cost of revenue:*
Licenses*	619	936
Services*	4,000	3,806
Total cost of revenue	4,619	4,742

Gross profit	30,687	27,814

Operating expenses:
Research and development	12,785	12,259
Sales and marketing	10,410	10,567
General and administrative	6,171	4,690
Amortization of intangible assets	202	256
Restructuring charge	726	(14)
Total operating expenses	30,294	27,758

Operating income	393	56

Other income (expense):
Interest income	14	29
Interest expense	(482)	(806)
Loss on extinguishment of debt	—	(2,093)
Valuation gain, net	—	38
Other income (expense), net	394	(151)
Total other income, (expense) net	(74)	(2,983)

Net income (loss) before income taxes	319	(2,927)
Provision for income taxes	420	331

Net loss	$(101)	$(3,258)

Net loss per share - basic and diluted	$(0.00)	$(0.06)

Shares used in calculation:
Basic and diluted	67,785	52,563

* Revenue and cost of revenue for the three months ended August 1, 2010 has been adjusted to conform with the presentation for the three months ended July 31, 2011

Reconciliation of First Quarter GAAP and Non-GAAP Financial Results

Statement of Operations Reconciliation	Three Months Ended
(in thousands)	July 31, 2011	August 1, 2010

GAAP net loss	$(101)	$(3,258)

Cost of license revenue
Amortization of developed technology	536	825

Cost of service revenue
Stock-based compensation	109	271

Research and development
Stock-based compensation	872	1,235

Sales and marketing
Stock-based compensation	651	725

General and administrative
Stock-based compensation	594	753
Other legal, accounting costs	1,861	—
	2,455	753

Amortization of intangible assets	202	256
Restructuring charges	726	(14)

Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	56	109
Loss on extinguishment of debt	—	2,093
Gain on equity and other investments	(482)	(95)
	(426)	2,107

Provision for income taxes	43	11

Non-GAAP net income	$5,067	$2,911

Reconciliation of First Quarter GAAP and Non-GAAP Financial Results

Earnings/(Loss) Per Share Reconciliation	Three Months Ended
	July 31, 2011	August 1, 2010
GAAP net loss	$(0.00)	$(0.06)

Cost of license revenue
Amortization of developed technology	0.01	0.02

Cost of service revenue
Stock-based compensation	0.00	0.01

Research and development
Stock-based compensation	0.01	0.02

Sales and marketing
Stock-based compensation	0.01	0.01

General and administrative
Stock-based compensation	0.01	0.01
Other legal, accounting costs	0.03	—
	0.04	0.01

Amortization of intangible assets	0.00	0.01
Restructuring charges	0.01	(0.00)

Other income (expense)
Amortization of debt issuance cost, and debt discount/premium accretion	0.00	0.00
Loss on extinguishment of debt	—	0.04
Gain on equity and other investments	(0.01)	(0.00)
	(0.01)	0.04

Provision for income taxes	0.00	0.00

Non-GAAP net income per share (basic)	$0.07	$0.06
Non-GAAP net income (diluted)	$0.07	$0.05

Basic shares used in calculation	67,785	52,563
Diluted shares used in calculation*	73,264	69,718

*Gives effect to the potential issuance of common stock upon conversion of convertible subordinated notes, if dilutive, and to the effect of all dilutive potential common shares outstanding during the period, including stock options, using the treasury stock method

MAGMA DESIGN AUTOMATION, INC.
AS OF AUGUST 25, 2011
IMPACT OF KNOWN NON-GAAP ADJUSTMENTS ON FORWARD-LOOKING DILUTED NET INCOME PER SHARE AND NET INCOME
(Unaudited)

	Quarter Ending October 30, 2011	Year Ending April 29, 2012

GAAP diluted net income (loss) per share	$(0.01) to $0.00	$0.04 to $0.06
GAAP to non-GAAP diluted share count	0.00	0.01
Amortization of developed technology and intangibles	0.02	0.06
Amortization of deferred stock-based compensation	0.05	0.19
Equity and other investment related charges	0.01	0.03
Other	0.01	0.05

Non-GAAP diluted net income per share	$0.08 to $0.09	$0.38 to $0.40

(in millions)	Quarter Ending October 30, 2011	Year Ending April 29, 2012

GAAP net income (loss)	$(0.1) to $0.7	$3.1 to $4.6
Amortization of developed technology and intangibles	1.1	4.4
Amortization of deferred stock-based compensation	3.5	14.0
Equity and other investment related charges	0.5	2.0
Other	0.8	4.0

Non-GAAP net income	$5.8 to $6.6	$27.5 to $29.0

Contacts:
Magma Design Automation Inc.

Media:	Investors:
Monica Marmie	Greg Wagenhoffer
Director, Corporate Marketing	Vice President, Finance- Corporate Development & Treasurer
(408) 565-7689	(408) 565-7799
mmarmie@magma-da.com	greg.wagenhoffer@magma-da.com